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                                                                    EXHIBIT 23.1

                     CONSENT OF OPPENHEIMER WOLFF & DONNELLY LLP

     With regard to the Pre-Effective Amendment No. 1 to the S-4 Registration Statement to be filed with the Securities and Exchange Commission by Harrier, Inc., a Delaware corporation, we hereby consent to the use of our name under the section entitled "Legal Matters" in the Proxy Statement/Prospectus which is a part of said Registration Statement.

                                                OPPENHEIMER WOLFF & DONNELLY LLP

Newport Beach, California
June 25, 1998